GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

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                                                                                                               GIVE THE EMPLOYER
                                           GIVE THE SOCIAL SECURITY                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF-                      FOR THIS TYPE OF ACCOUNT:           NUMBER OF-
-----------------------------------------------------------------------    ---------------------------------------------------------
 1.  Individual                            The individual
 2.  Two or more individuals(1)            The actual owner of the         8.   Corporate account              The corporation
                                           (joint account) account or,
                                           if combined funds, the first    9.   Association, club, religious   The organization
                                           individual on the account(2)         charitable, educational or
                                                                                other tax-exempt organization
 3.  Custodian account of a minor          The minor(3)
     (Uniform Gift to Minors Act)                                         10.   Partnership account            The partnership

 4.  a. The usual revocable savings        The grantor-trustee(2)         11.   A broker or registered         The broker or nominee
        trust (grantor is also trustee)                                         nominee

     b. So-called trust account that is                                   12.   Account with the Department    The public entity
        not a legal or valid trust                                              of Agriculture in the name of
        under State law                                                         a public entity (such as a
                                                                                state or local government,
 5.  Sole proprietorship                   The owner(4)                         school district, or prison)
                                                                                that receives agricultural
 6.  Sole proprietorship                   The owner(4)                         program payments

 7.  A valid trust, estate, or pension     The legal entity(5)
     trust

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(1)  Includes  husband and wife, and adult and minor.  If adult and minor,  give
     Social Security number of the adult or, if the minor is the only contributor, the minor.

(2)  List first and circle the name of the person whose number you furnish.

(3)  Circle the minor's name and furnish the minor's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your SSN or EIN.

(5) List first and circle the name of the valid trust, estate or pension fund. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER (TIN) ON SUBSTITUTE FORM W-9
              (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                     PAGE 2
NAME                                                                Payments   of   dividends   generally   not  subject  to  backup
                                                                    withholding include the following:
If your are an individual,  you must generally  provide the name
shown on your social security card. However, if you have changed         o    Payments to nonresident  aliens subject to withholding
your last name, for instance, due to marriage, without informing              under section 1441.
the Social Security  Administration  of the name change,  please
enter  your  first  name,  the last  name  shown on your  social         o    Payments  to  partnerships  not  engaged in a trade or
security card, and your new last name.                                        business  in  the  U.S.  and  that  have a  least  one
                                                                              nonresident alien partner.
OBTAINING A NUMBER
                                                                         o    Payments made by certain foreign organizations.
If you don't  have a  taxpayer  identification  number  ("TIN"),
apply  for  one  immediately.   To  apply,   obtain  Form  SS-5,         o    Payments of interest  generally  not subject to backup
Application for a Social Security Card, from our local office of              withholding include the following:
the Social Security  Administration,  or Form SS-4,  Application
for  Employer  Identification  Number,  from you local  Internal    Payments of interest on obligations issued by individuals. Note:
Revenue Service (the "IRS") office.                                 You may be subject to backup  withholding  if this  interest  is
                                                                    $600 or more and is paid in the course of the  payor's  trade or
PAYEES AND PAYMENTS EXEMPT FROM                                     business  and you  have not  provided  your  correct  TIN to the
 BACKUP WITHHOLDING                                                 payor.

The following is a list of payees  generally  exempt from backup         o    Payments    of    tax-exempt    interest    (including
withholding  and or which no information  reporting is required.              exempt-interest dividends under section 852).
For interest and dividends,  all listed payees are exempt except
item (9). For broker transactions,  payees listed in (1) through         o    Payments    described   in   section   6049(b)(5)   to
(13) and a person  registered under the Investment  Advisers Act              nonresident aliens.
of 1940 who  regularly  acts as a broker  are  exempt.  Payments
subject to reporting under sections 6041 and 6041A are generally         o    Payments on  tax-free  covenant  bonds  under  section
exempt from backup  withholding only if made to payees described              1451.
in items (1)  through  (7),  except that a  corporation  (except
certain hospitals described in Regulations section  1.6041-3(a))         o    Payments made by certain foreign organizations.
that  provides  medical  and  healthcare  services  or bills and
collects  payments  for such  services is not exempt from backup         o    Mortgage interest paid by you.
withholding or information reporting.
                                                                    Payments  that are not  subject  to  information  reporting  are
(1)  A corporation.                                                 generally also not subject to backup  withholding.  For details, see sections 6041, 6041A(a),  6042, 6044, 6045, 6049, 6050A, and
(2)  An organization exempt from tax under section 501(a), or an    6050N, and the regulations under those sections.
     individual  retirement plan ("IRA"), or a custodial account
     under  section  403(b)(7)  if  the  account  satisfies  the    PRIVACY ACT  NOTICE.-Section  6109  requires you to furnish your
     requirements of section 401(f)(2).                             correct TIN to persons who must file  information  returns  with the IRS to report interest,  dividends, and certain other income
(3)  The   United   States   or   any   of   its   agencies   or    paid to you,  mortgage  interest you paid,  the  acquisition  or
     instrumentalities.                                             abandonment  of  secured  property,  cancellation  of  debt,  or contributions  you made to an IRA.  The IRS uses the numbers for
(4)  A state,  the  District of Columbia,  a  possession  of the    identification  purposes and to help verify the accuracy of your
     United  States,  or any of their  political  subdivision or    tax  return.  You must  provide  your TIN whether or not you are
     instrumentalities.                                             required to file a tax return.  Payors must  generally  withhold
                                                                    31% of taxable interest, dividend, and certain other payments to
(5)  A foreign government or any of its political  subdivisions,    a payee who does not furnish a TIN to a payor. Certain penalties
     agencies or instrumentalities.                                 may also apply.

(6)  An  international  organization  or any of its  agencies or    PENALTIES
     instrumentalities.
                                                                    (1) FAILURE TO FURNISH  TIN.-If you fail to furnish your correct
(7)  A foreign central bank of issue.                               TIN to a requester  (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless
(8)  A dealer in securities or commodities  required to register    your  failure  is due to  reasonable  cause  and not to  willful
     in the U.S.,  the District of Columbia or a  possession  of    neglect.
     the U.S.
                                                                    (2)  Civil  Penalty  for  False   Information  With  Respect  to
(9)  A futures commission merchant registered with the Commodity    Withholding.-If  you make a false  statement  with no reasonable
     Futures Trading Commission.                                    basis that results in no backup withholding,  you are subject to a $500 penalty.
(10) A real estate investment trust.
                                                                    (3)  Criminal  Penalty for  Falsifying  Information.  -Willfully
(11) An entity registered at all times during the tax year under    falsifying  certifications  or  affirmations  may subject you to
     the Investment Company Act of 1940.                            criminal penalties including fines and/or imprisonment.

(12) A  common  trust  fund  operated  by a bank  under  section    FOR  ADDITIONAL  INFORMATION  CONTACT YOUR TAX CONSULTANT OR THE
     584(a).                                                        IRS

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American
     Society of Corporate Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under section 664(c) or described in section 4947(a)(1).
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